SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.    20549


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                                FORM 8-K


                             CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


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  Date of Report ( Date of earliest event reported):January 17, 1997


                          THE KRYSTAL COMPANY
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         (Exact name of registrant as specified in its charter)


     Tennessee               0-20040                    62-0264140
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  (State of          (Commission file No.)         (IRS Employer
   incorporation)                                  Identification No.)


               One Union Square, Chattanooga, TN  37402
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     (Address of principal executive offices , including zip code)


                             (423) 757-1550
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          (Registrant's telephone number, including area code)









Item 5.  Other Events.

On January 17, 1997, The Krystal Company announced the settlement, subject to court approval, of the wage claim litigation pertaining to alleged violations of the Fair Labor Standards Act of 1938.

The following is the text of a press release issued by The Krystal Company on January 17, 1997.

KRYSTAL COMPANY SETTLES WAGE LITIGATION

CHATTANOOGA, TENN., January 17, 1997 - The Krystal Company said Friday that it settled the wage claim litigation brought against it by current and former employees over violations of the Fair Labor Standards Act.

Krystal said the claims were settled for about $13 million.

Carl Long, chief executive, said, "We are pleased to have reached this settlement which allows us to achieve our objective in seeking bankruptcy protection of fully and finally resolving the wage claims against the company. We believe this is a positive outcome for Krystal, and we look forward to emerging from our bankruptcy proceeding as a healthier company."

Krystal said that it expects its plan of reorganization to be approved by the bankruptcy court by the end of the first quarter of 1997 and that shortly thereafter it would emerge from Chapter 11 proceedings.

Krystal filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court in December 1995 in order to resolve the wage claim litigation brought against it.





                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



January 24, 1997              THE KRYSTAL COMPANY


                             By: Camden B. Scearce
                                -----------------------
                                 Camden B. Scearce
                                 Vice President and
                                   Chief Financial Officer